SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2008

MOOG INC.
(Exact name of registrant as specified in its charter)

New York	1-5129	16-0757636
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

East Aurora, New York	14052-0018
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (716) 652-2000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 28, 2008, Moog Inc. issued a press release announcing the pricing of its offering of $200 million in aggregate principal amount of 7¼% senior subordinated notes due 2018. The information contained in this press release, which is filed as exhibit 99.1 to this Current Report in Form 8-K, is incorporated herein by reference.

This offering does not affect Moog’s most recent financial guidance for the 2008 fiscal year as communicated in its Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 5, 2008.   Moog reaffirms its financial guidance for the 2008 fiscal year communicated in that Quarterly Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press release dated May 28, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOOG INC.

Dated: May 28, 2008	By:	/s/ Jennifer Walter
Name: Jennifer Walter
Controller

EXHIBIT INDEX

Exhibit	Description

99.1	Press release dated May 28, 2008.